Exhibit 99.1

GSI Commerce Reports Fiscal 2009 Year and Fourth Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--February 10, 2010--GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2009 year and fourth quarter ended Jan. 2, 2010.

Fiscal 2009 Fourth Quarter Compared to Fiscal 2008 Fourth Quarter

  Net revenues were $430.2 million compared to $391.4 million.
  Income from operations was $47.0 million compared to $42.5 million.
  Non-GAAP income from operations was $75.7 million compared to $68.7 million.
  Net income was $23.6 million or $0.38 per diluted share compared to net income of $23.1 million or $0.45 per diluted share.

Fiscal Year 2009 Compared to Fiscal Year 2008

  Net revenues were $1.0 billion compared to $966.9 million.
  Income from operations was $10.3 million compared to a loss from operations of $10.3 million.
  Non-GAAP income from operations was $106.4 million compared to $81.9 million.
  Net loss was $11.0 million or $0.21 per share compared to a net loss $23.0 million or $0.49 per share.
  Cash flow from operating activities was $140.2 million compared to $96.0 million.
  Free cash flow was $97.2 million compared to $38.8 million.

The definitions of non-GAAP net revenues, non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business, can be found under “Non-GAAP Financial Measures” provided later in this news release.

“Our strong fourth quarter capped a remarkable year’s performance for the company as we grew our 2009 non-GAAP income from operations 30 percent to $106.4 million and we achieved free cash flow of $97.2 million, meaningfully exceeding the average analyst expectation of $54.6 million,” said Michael G. Rubin, chairman, president and CEO of GSI. “Our results reflect the secular growth of e-commerce and interactive marketing, the continued success of our proven business model and our excellent execution. I am confident in the overall strength of our business, the industry and the opportunities for continued growth in 2010 and beyond, supported by solid quarter to date trends.”

Fiscal 2010 First Quarter and Year Guidance

The following forward-looking statements reflect GSI’s expectations as of Feb. 10, 2010. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2010 first quarter:

  Net revenues are expected to be $260.0 million.
  Loss from operations is expected to be $19.5 million.
  Non-GAAP income from operations is expected to be $10.0 million. (a)

(a)	The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations. Add to projected GAAP loss from operations of approximately $19.5 million the following: depreciation of $14.4 million, acquisition-related amortization of $4.1 million, changes in fair value of deferred acquisition payments of $2.1 million, stock-based compensation of $6.9 million and acquisition-related expenses of $2.0 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation.

The company provides the following guidance for fiscal year 2010:

  Income from operations is expected to be $21.4 million.
  Non-GAAP income from operations is expected to be $135.0 million. This compares to the previous comfort level expressed by the company of $130.0 million and includes start up expenses for a new business in the company’s consumer engagement segment. (b)
  Capital expenditures are expected to be approximately $60.0 million.
(b)	The following is a reconciliation of GAAP income from operations to non-GAAP income from operations. Add to projected GAAP income from operations of approximately $21.4 million the following: depreciation of $62.3 million, acquisition-related amortization of $16.3 million, changes in fair value of deferred acquisition payments of $8.3 million, stock-based compensation of $23.7 million and acquisition-related expenses of $3.0 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation expense.

Conference Call Today

GSI has scheduled a conference call for 4:45 p.m. EST today to discuss the company’s 2009 fiscal year and fourth quarter operating results and its expectations for future performance.

Live Conference Access:

  Phone – Dial 1-888-679-8034, passcode 59181936 by 4:30 p.m. EST today. For quicker access to the audio conference call, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PX74RELQB.
  Web – Go to http://www.gsicommerce.com, and click on the webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2589969, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

  Web – Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go directly to http://phx.corporate-ir.net/playerlink.zhtml?c=66459&s=wm&e=2589969. Access will remain available through March 12.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses. Marketing expenses principally include client revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes. We and many of our investors view us as a technology and business services company. Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, and the cash portion of any deferred acquisition payments recorded as compensation expense. Beginning with this release, we are also excluding changes in fair value of deferred acquisition payments. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under ASC 718 / SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of the following acquisition-related expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any acquisition earn-out payments recorded as compensation expense, and changes in fair value of deferred acquisition payments.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. We offer a full suite of interactive marketing services through two divisions, TrueActionTM and e-Dialog. Additionally, we provide brands and retailers a platform for online private sales through RueLaLa.com, and an online, off-price marketplace, SmartBargains.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, and the ability of GSI Commerce to successfully integrate acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	January 3,	January 2,
	2009	2010

ASSETS
Current assets:
Cash and cash equivalents	$130,315	$228,430
Accounts receivable, less allowance for doubtful accounts of $2,747 and $4,648	78,544	70,582
Inventory	42,856	55,678
Deferred tax assets	18,125	12,347
Prepaid expenses and other current assets	11,229	13,187
Total current assets	281,069	380,224

Property and equipment, net	164,833	163,329
Goodwill	194,996	373,003
Intangible assets, net of accumulated amortization of $18,340 and $29,172	46,663	132,875
Long-term deferred tax assets	11,296	-
Other assets, net of accumulated amortization of $16,384 and $17,264	17,168	12,417
Total assets	$716,025	$1,061,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,100	$126,914
Accrued expenses	116,747	150,173
Deferred revenue	20,397	20,645
Convertible notes	-	55,443
Current portion - long-term debt	4,887	5,260
Total current liabilities	240,131	358,435

Convertible notes	161,951	116,948
Long-term debt	32,609	28,142
Deferred acquisition payments	-	63,763
Deferred tax liabilities	-	8,534
Deferred revenue and other long-term liabilities	6,838	9,686
Total liabilities	441,529	585,508

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of January 3, 2009 and January 2, 2010	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 47,630,824 and 60,033,393 shares issued as of January 3, 2009 and January 2, 2010, respectively; 47,630,621 and 60,033,190 shares outstanding as of
January 3, 2009 and January 2, 2010, respectively	476	600
Additional paid in capital	430,933	642,852
Accumulated other comprehensive loss	(2,327)	(1,498)
Accumulated deficit	(154,586)	(165,614)
Total stockholders' equity	274,496	476,340

Total liabilities and stockholders’ equity	$716,025	$1,061,848

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3,	January 2,	January 3,	January 2,
	2009 (1)(2)	2010	2009	2010

Revenues:
Net revenues from product sales	$244,759	$254,099	$577,073	$542,249
Service fee revenues	146,621	176,149	389,853	461,966

Net revenues	391,380	430,248	966,926	1,004,215

Costs and expenses:
Cost of revenues from product sales	168,304	181,259	405,254	398,604
Marketing	30,141	27,829	70,282	54,831
Account management and operations, inclusive of $3,301
$2,344, $7,505 and $9,028 of stock-based compensation	84,599	96,101	260,325	273,070
Product development, inclusive of $2,115, $1,897, $4,118
and $5,740 of stock-based compensation	30,637	35,305	104,208	120,176
General and administrative, inclusive of $440, $1,799,
$7,780 and $9,994 of stock-based compensation	16,527	24,753	68,964	82,922
Depreciation and amortization	18,650	17,060	68,153	63,395
Changes in fair value of deferred acquisition payments	-	951	-	951

Total costs and expenses	348,858	383,258	977,186	993,949

Income (loss) from operations	42,522	46,990	(10,260)	10,266

Other (income) expense:
Interest expense	5,023	4,978	18,841	19,430
Interest income	(375)	(174)	(1,772)	(478)
Other (income) expense	729	195	1,562	(2)
Impairment of equity investments	1,665	-	1,665	-

Total other expense	7,042	4,999	20,296	18,950

Income (loss) before income taxes	35,480	41,991	(30,556)	(8,684)
Provision (benefit) for income taxes	12,411	18,390	(7,585)	2,344

Net income (loss)	$23,069	$23,601	$(22,971)	$(11,028)

Basic earnings (loss) per share	$0.48	$0.41	$(0.49)	$(0.21)

Diluted earnings (loss) per share	$0.45	$0.38	$(0.49)	$(0.21)

Weighted average shares outstanding - basic	47,595	57,310	47,347	51,457

Weighted average shares outstanding - diluted	56,729	68,595	47,347	51,457

(1) On January 4, 2009 the Company adopted Financial Accounting Standards Board's accounting standards on "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The impact of this adoption has been retrospectively applied to prior period results.

(2) In the second quarter of fiscal 2009, the Company discovered an immaterial misstatement in its stock-based compensation expense that impacted fiscal 2006, 2007, 2008, and the first fiscal quarter of fiscal 2009. The Company has corrected its prior period results as if its stock-based compensation expense had been properly recorded in each prior period.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	January 3,	January 2,
	2009	2010

Cash Flows from Operating Activities:
Net loss	$(22,971)	$(11,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	54,557	52,633
Amortization	13,596	10,762
Amortization of discount on convertible notes	9,462	10,440
Changes in fair value of deferred acquisition payments	-	951
Stock-based compensation	19,403	24,762
Foreign currency transaction losses	1,571	14
Impairment of equity investments	1,665	-
Gain on disposal of equipment	(354)	(10)
Deferred income taxes	(7,722)	202
Changes in operating assets and liabilities:
Accounts receivable, net	(8,130)	10,010
Inventory	4,437	7,677
Prepaid expenses and other current assets	2,142	(544)
Other assets, net	1,724	2,159
Accounts payable and accrued expenses	23,513	33,967
Deferred revenue	3,076	(1,771)

Net cash provided by operating activities	95,969	140,224

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(145,001)	(88,892)
Cash paid for property and equipment, including internal use software	(57,180)	(43,007)
Proceeds from disposition of assets	1,500	-
Release of restricted cash escrow funds	-	1,052

Net cash used in investing activities	(200,681)	(130,847)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	70,000	-
Repayments on revolving credit loan	(70,000)	-
Proceeds from sale of common stock	-	92,596
Equity issuance costs paid	-	(4,728)
Proceeds from lease financing obligations	7,901	-
Debt issuance costs paid	(561)	-
Repayments of capital lease obligations	(3,032)	(4,503)
Repayments of mortgage note	(195)	(184)
Excess tax benefit in connection with exercise of stock options and awards	14	92
Proceeds from exercise of common stock options	1,385	5,320

Net cash provided by financing activities	5,512	88,593

Effect of exchange rate changes on cash and cash equivalents	(1,996)	145

Net increase (decrease) in cash and cash equivalents	(101,196)	98,115
Cash and cash equivalents, beginning of period	231,511	130,315

Cash and cash equivalents, end of period	$130,315	$228,430

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3,	January 2,	January 3,	January 2,
	2009	2010	2009	2010
Reconciliation of GAAP income (loss) from operations to
non-GAAP income from operations:
GAAP income (loss) from operations	$42,522	$46,990	$(10,260)	$10,266

Acquisition related integration, transaction, due diligence
expenses and inventory valuation adjustments	1,697	4,660	4,636	7,007
Stock-based compensation	5,856	6,040	19,403	24,762
Depreciation and amortization (1)	18,650	17,060	68,153	63,395
Changes in fair value of deferred acquisition payments	-	951	-	951

Non-GAAP income from operations	$68,725	$75,701	$81,932	$106,381

(1) Includes amortization expense of acquisition related intangibles of $3,178 and $10,722 for the three- and twelve-months ended January 2, 2010 and $3,923 and $13,551 for the three- and twelve-months ended January 3, 2009.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 3,	January 2,	January 3,	January 2,
	2009	2010	2009	2010
Reconciliation of GAAP net revenues to non-GAAP
net revenues:
GAAP net revenues	$391,380	$430,248	$966,926	$1,004,215

Cost of revenues from product sales	(168,304)	(181,259)	(405,254)	(398,604)
Marketing expenses	(30,141)	(27,829)	(70,282)	(54,831)

Non-GAAP net revenues	$192,935	$221,160	$491,390	$550,780

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	January 3,	January 2,
	2009	2010
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$95,969	$140,224

Cash paid for property and equipment, including internal use software	(57,180)	(43,007)

Free cash flow	$38,789	$97,217

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended January 3, 2009
	E-Commerce Services	Interactive Marketing Services	Consumer Engagement	Intersegment Eliminations	Consolidated

Net revenues	$368,408	$27,762	$-	$(4,790)	$391,380

Costs and expenses before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	308,815	20,327	-	(4,790)	324,352

Operating income before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	$59,593	$7,435	$-	$-	$67,028

	Three Months Ended January 2, 2010
	E-Commerce Services	Interactive Marketing Services	Consumer Engagement	Intersegment Eliminations	Consolidated

Net revenues	$370,654	$42,934	$26,347	$(9,687)	$430,248

Costs and expenses before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	310,347	29,102	29,445	(9,687)	359,207

Operating income (loss) before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	$60,307	$13,832	$(3,098)	$-	$71,041

	Twelve Months Ended January 3, 2009
	E-Commerce Services	Interactive Marketing Services	Consumer Engagement	Intersegment Eliminations	Consolidated

Net revenues	$900,040	$84,508	$-	$(17,622)	$966,926

Costs and expenses before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	837,648	69,604	-	(17,622)	889,630

Operating income before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	$62,392	$14,904	$-	$-	$77,296

	Twelve Months Ended January 2, 2010
	E-Commerce Services	Interactive Marketing Services	Consumer Engagement	Intersegment Eliminations	Consolidated

Net revenues	$879,575	$127,580	$26,347	$(29,287)	$1,004,215

Costs and expenses before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	808,232	96,451	29,445	(29,287)	904,841

Operating income (loss) before depreciation, amortization,
changes in fair value of deferred acquisition
payments and stock-based compensation expense	$71,343	$31,129	$(3,098)	$-	$99,374

CONTACT:
GSI Commerce, Inc.
Greg Ryan, 610-491-7294
Dir. Corporate Communication
ryang@gsicommerce.com